Exhibit 10.26

IHS MARKIT LTD.

AMENDMENT TO THE
MARKIT LTD. 2014 EQUITY INCENTIVE AWARD PLAN

Amendment dated as of October 17, 2016 (this “Amendment”) to the Markit Ltd. 2014 Equity Incentive Award Plan (the “2014 Equity Plan”).

W I T N E S S E T H

WHEREAS, Markit Ltd., the predecessor company to IHS Markit Ltd. (the “Company”), entered into an Agreement and Plan of Merger, dated as of March 20, 2016 (the “Merger Agreement”), with Marvel Merger Sub, Inc. and IHS Inc.; and

WHEREAS, following the consummation of the transactions that were contemplated by the Merger Agreement, the Company desires to amend certain terms and conditions related to equity awards granted pursuant to the 2014 Equity Plan.

NOW THEREFORE, the 2014 Equity Plan is hereby amended as follows:

1.AMENDMENT

Section 13.16 of the 2014 Equity Plan, is hereby amended and restated as follows:

“13.16 Special Vesting Terms.
Notwithstanding any other provision of the Plan or any Award Agreement (subject to any provisions applicable to a Holder under an Award Agreement or individual agreement that contain vesting terms that are more favorable to the Holder than those set forth in this Appendix A), if a Holder experiences a Termination of Employment as a result of a termination by the Company without “cause” (as defined in the Markit Key Employee Incentive Program) within 24 months after the Closing Date (as defined in the Agreement and Plan of Merger, dated as of March 20, 2016, among the Company, Marvel Merger Sub, Inc. and IHS Inc. (the “Merger Agreement”)), and such Termination of Employment is a direct result of the consummation of the Merger (as defined in the Merger Agreement), as determined in the sole discretion of the Company, then all Awards held by such Holder that were unvested as the Closing Date shall vest in full immediately on the date of such Termination of Employment and any Options held by such Holder as of the Closing Date shall remain exercisable until the earlier of (i) 12 months following the date such Termination of Employment or (ii) the expiration of the original stated term for such Option set forth in the applicable Award Agreement.”

2.	EFFECTIVENESS OF AMENDMENT

This Amendment will become effective immediately. Except as amended by the terms of this Amendment, the 2014 Equity Plan will remain in full force and effect in accordance with its terms.

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